Exhibit 5.2

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

October 6, 2026

Sysco Corporation

Sysco Holdings Corporation

1390 Enclave Parkway

Houston, Texas 77077

Registration Statement on Form S-3ASR (File No. 333-298926)

Ladies and Gentlemen:

We have acted as special counsel to Sysco Corporation, a Delaware corporation (“Sysco Corporation”) and Sysco Holdings Corporation, a Delaware corporation (“Sysco Holdings” and together with Sysco Corporation, the “Issuers”) in connection with the Registration Statement on Form S-3ASR (File No. 333-298926) (the “Registration Statement”), which became effective on September 14, 2026. You have asked us to furnish our opinion as to the legality of (i) $1,500,000,000 aggregate principal amount of the Issuers’ 7.100% Series A Junior Subordinated Notes due 2056 (the “Series A Notes”), (ii) $1,000,000,000 aggregate principal amount of the Issuers’ 7.250% Series B Junior Subordinated Notes due 2056 (the “Series B Notes”) and (iii) $1,400,000,000 aggregate principal amount of the Issuers’ 7.350% Series C Junior Subordinated Notes due 2056 (the “Series C Notes” and together with the Series A Notes and the Series B Notes, the “Debt Securities”), including the guarantees (the “Guarantees”) which are registered under the Registration Statement and which are being sold today pursuant to an Underwriting Agreement dated September 22, 2026 (the “Underwriting Agreement”), by and among Goldman Sachs & Co. LLC, TD Securities (USA) LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule II thereto (the “Underwriters”), the Issuers and the guarantors who have signed the Underwriting Agreement (the “Guarantors”).

Sysco Corporation

Sysco Holdings Corporation

The Debt Securities and the related Guarantees are to be issued under a base indenture, dated as of October 6, 2026 (the “Base Indenture”), by and among the Issuers, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the second supplemental indenture, dated as of October 6, 2026 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.            the Registration Statement;

2.            the preliminary prospectus supplement dated September 18, 2026 (the “Preliminary Prospectus”);

3.            the pricing term sheet dated September 22, 2026 set forth on Schedule IV to the Underwriting Agreement (the “Term Sheet”);

4.            the final prospectus supplement dated September 22, 2026 (the “Final Prospectus”);

5.            the Underwriting Agreement;

6.            the Indenture; and

7.            the form of Debt Securities to be issued on the date of this letter.

In addition, we have examined (i) such corporate or limited liability company records of the Issuers and the Guarantors that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Issuers and the certificate of incorporation, certificate of formation, by-laws, limited liability company agreement or operating agreement, in each case, as amended, of each Guarantor, as applicable, certified by the Issuers and each Guarantor, as applicable, as in effect on the date of this letter, (ii) copies of resolutions of the board of directors, board of managers or other equivalent governing body of the Issuers and each Guarantor, as applicable, relating to the issuance of the Debt Securities, certified by the Issuers and the Guarantors, as applicable, and (iii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below.

Sysco Corporation

Sysco Holdings Corporation

We have also relied upon oral and written statements of officers and representatives of the Issuers and the Guarantors, the representations and warranties of the Issuers and the Guarantors made in the Underwriting Agreement as to factual matters and upon certificates of public officials and the officers of the Issuers and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation (i) that each Guarantor not incorporated or organized in the State of Delaware or the State of California (each, a “Non-Covered Guarantor”) is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) that each Non-Covered Guarantor has all necessary corporate or limited liability company power, as applicable, to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture, the Debt Securities and the Guarantees, (iii) that the execution, delivery and performance of the Underwriting Agreement, the Indenture, the Debt Securities and the Guarantees have been duly authorized by all necessary corporate and limited liability company action and do not violate any Non-Covered Guarantor’s organizational documents or the laws of the jurisdiction of organization of any Non-Covered Guarantor and (iv) the due execution and delivery of the Underwriting Agreement, the Indenture and the Debt Securities under the laws of the jurisdiction of organization of each Non-Covered Guarantor.

Sysco Corporation

Sysco Holdings Corporation

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.            The Debt Securities, when duly authenticated by the Trustee, and duly issued and delivered by the Issuers against payment as provided in the Underwriting Agreement, will constitute legal, valid and binding obligations of each of the Issuers, enforceable against each Issuer in accordance with their terms, except that the enforceability of the Debt Securities may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2.            When the Debt Securities are duly issued and delivered by the Issuers against payment as provided in the Underwriting Agreement, each Guarantee will constitute a legal, valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms, except that enforceability of such Guarantee may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Sysco Corporation

Sysco Holdings Corporation

The opinions expressed above are limited to the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the California General Corporate Law and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the base prospectus included in the Registration Statement and in the Final Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP